Exhibit 99.1

Press Release
January 26, 2017

LCNB CORP. REPORTS FINANCIAL RESULTS FOR
THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2016

LCNB Corp. (LCNB) today announced net income of $3,654,000 (total basic and diluted earnings per share of $0.37) and $12,482,000 (total basic and diluted earnings per share of $1.26 and $1.25, respectively) for the three and twelve months ended December 31, 2016, respectively.  This compares to net income of $2,884,000 (total basic and diluted earnings per share of $0.29) and $11,474,000 (total basic and diluted earnings per share of $1.18 and $1.17, respectively) for the same three and twelve-month periods in 2015. Comparisons with 2015 were significantly affected by the acquisition of BNB Bancorp, Inc. ("BNB") on April 30, 2015. In addition, LCNB sold impaired loans with a carrying value of approximately $4.5 million during the second quarter 2015.

Commenting on the financial results, LCNB Chief Executive Officer Steve Foster said, "We are pleased to present our financial results for the three and twelve months ended December 31, 2016. We had solid financial results and continued growth in our loan and deposit relationships. Return on average assets ("ROAA") was 0.96% for 2016 and return on average equity ("ROAE") was 8.60%. This compares to an ROAA of 0.94% and an ROAE of 8.43% for 2015. Comparing December 31, 2016 to December 31, 2015, loans were $48.9 million or 6.3% greater and deposits were $23.7 million or 2.2% greater. In addition, LCNB continues to invest in technological advancements, including a new mobile banking platform introduced during the second quarter of 2016. New features included the ability to make mobile deposits and mobile payments. Construction continues on our new Operations Center in downtown Lebanon, Ohio. When complete in early Spring, the new facility will provide much needed additional space as LCNB continues to grow and expand and will allow us to more efficiently meet our customers' investment and borrowing needs."

Net interest income for the three and twelve months ended December 31, 2016 increased $433,000 and $915,000, respectively, from the comparable periods in 2015, due primarily to growth in LCNB's loan portfolio and the payoff of a now high-rate $5.0 million Federal Home Loan Bank borrowing during the first quarter 2016.

The provision for loan losses for the three and twelve months ended December 31, 2016 was $325,000 and $453,000 less than the comparable periods in 2015. Net loan charge-offs for the three and twelve months ended December 31, 2016 totaled $278,000 and $467,000, respectively. This compares to net charge-offs of $209,000 and $1,358,000 for the three and twelve months ended December 31, 2015, respectively.  The 2015 balance includes charge-offs recognized as a result of the impaired loan sale mentioned above. Non-accrual loans and loans past due 90 days or more and still accruing interest increased $3,466,000, from $2,282,000 or 0.30% of total loans at December 31, 2015, to $5,748,000 or 0.70% of total loans at December 31, 2016, primarily due to five loans that were newly classified as non-accrual during 2016.  Other real estate owned (which includes property acquired through foreclosure or deed-in-lieu of foreclosure) was $846,000 at December 31, 2015. LCNB did not own any such property at December 31, 2016 due to the sale of a commercial property during the fourth quarter 2016.

Non-interest income for the three and twelve months ended December 31, 2016 was $15,000 and $730,000 greater than the comparable periods in 2015, respectively. Non-interest income for the full year was greater primarily due to a $587,000 increase in gains from sales of investment securities, reflecting a higher volume of securities sales, and to a $121,000 increase in bank owned life insurance income, reflecting $4.0 million of new policies purchased during the first quarter 2016.

Non-interest expense for the three months ended December 31, 2016 was $321,000 less than the comparable period in 2015 primarily due to a $229,000 decrease in other real estate owned expense, a $104,000 decrease on salaries and employee benefits, and a $114,000 decrease in FDIC insurance premiums. Other real estate owned expense decreased due to the absence during the 2016 period of writedowns recognized during the fourth quarter 2015. Salaries and employee benefits decreased largely due to a decrease in pension expense. FDIC insurance premiums decreased due to a reduction in assessment levels resulting from the Reserve Ratio reaching 1.15% effective June 30, 2016. The Reserve Ratio is the total of the Deposit Insurance Fund divided by the total estimated insured deposits of the industry.

Non-interest expense for the year ended December 31, 2016 was $869,000 greater than the comparable period in 2015 primarily due to a $622,000 increase in salaries and employee benefits, a $251,000 penalty incurred to pre-pay the high-rate Federal Home Loan Bank borrowing mentioned above, a $135,000 increase in other real estate owned expense, and a $191,000 increase in various contracted services. Salaries and employee benefits increased primarily due to salary and wage increases, employees retained from the BNB acquisition, and an increase in the number of employees in addition to the acquisition. The FHLB advance had an interest rate of 5.25% and was paid off to reduce interest expense on long-term debt. Other real estate owned expense increased primarily due to writedowns recognized prior to the sale of the commercial property mentioned above. These increases were partially offset by the absence of merger-related expenses during the 2016 period.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South Central Ohio. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Hamilton, Montgomery, Preble, Ross and Warren Counties, Ohio. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, online banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

Certain statements made in this news release regarding LCNB’s financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions.

These forward-looking statements reflect management's current expectations based on all information available to management and its knowledge of LCNB’s business and operations. Additionally, LCNB’s financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to:

1.	the success, impact, and timing of the implementation of LCNB’s business strategies;

2.	LCNB may incur increased charge-offs in the future;

3.	LCNB may face competitive loss of customers;

4.	changes in the interest rate environment may have results on LCNB’s operations materially different from those anticipated by LCNB’s market risk management functions;

5.	changes in general economic conditions and increased competition could adversely affect LCNB’s operating results;

6.	changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact LCNB’s operating results;

7.	LCNB may experience difficulties growing loan and deposit balances;

8.	the current economic environment poses significant challenges for us and could adversely affect our financial condition and results of operations;

9.
deterioration in the financial condition of the U.S. banking system may impact the valuations of investments LCNB has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; and

10.
the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations promulgated and to be promulgated thereunder, which may subject LCNB and its subsidiaries to a variety of new and more stringent legal and regulatory requirements which adversely affect their respective businesses.

Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist shareholders and potential investors in understanding current and anticipated financial operations of LCNB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. LCNB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.